Exhibit 10.8

                , 2021

N2 Acquisition Holdings Corp.

500 South Pointe Drive, Suite 240

Miami Beach, FL 33139

Credit Suisse Securities (USA) LLC

Citigroup Global Markets Inc.

UBS Securities LLC

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, NY 10010

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o UBS Securities LLC

1285 Avenue of the Americas

New York, New York 10019

Re:	Initial Public Offering

Ladies and Gentlemen:

This letter (the “Letter Agreement”) is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into by and between N2 Acquisition Holdings Corp., a Delaware corporation (the “Company”) and Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc. and UBS Securities LLC, as representatives (the “Representatives”) of the several underwriters named in Schedule A thereto (the “Underwriters”), relating to an underwritten initial public offering (the “IPO”) of the Company’s units (the “Units”), each unit comprised of one share of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), and one-fourth of one redeemable warrant, each whole warrant exercisable for one share of Common Stock (each, a “Warrant”). Certain capitalized terms used herein are defined in paragraph 12 hereof.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the IPO, and in recognition of the benefit that such IPO will confer upon the undersigned as a stockholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees with the Company as follows:

1.

If the Company solicits approval of its stockholders of a Business Combination, the undersigned will vote all shares of Common Stock beneficially owned by it, whether acquired before, in or after the IPO, in favor of such Business Combination.

2.

In the event that the Company does not complete a Business Combination within the time period set forth in the Company’s amended and restated certificate of incorporation, as the same may be further amended from time to time (the “Charter”), the undersigned will, as promptly as possible, take all necessary actions to cause the Company to (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible, but not more than 10 business days thereafter, redeem the IPO Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations, if any (less up to $100,000 of interest to pay dissolution expenses), divided by the number of the then outstanding IPO Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the

Company’s remaining stockholders and the Company’s board of directors, liquidate and dissolve , subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. The undersigned hereby waives any and all right, title, interest or claim of any kind in or to any distribution of the Trust Account and any remaining net assets of the Company as a result of such liquidation with respect to the Founder Shares owned by the undersigned. However, if the undersigned has acquired IPO Shares in or after the IPO, it will be entitled to liquidating distributions from the Trust Account with respect to such IPO Shares in the event that the Company does not complete a Business Combination within the time period set forth in the Charter. In the event of the liquidation of the Trust Account, the undersigned agrees that it will be liable to the Company if and to the extent any claims by a third party (other than the Company’s independent registered public accounting firm) for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per IPO Share and (ii) the actual amount per IPO Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per IPO Share due to reductions in the value of the assets in the Trust Account, in each case less interest that may be withdrawn to pay the Company’s tax obligations, if any; provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s obligation to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, pursuant to the Underwriting Agreement. The undersigned acknowledges and agrees that there will be no distribution from the Trust Account with respect to any Warrants, all rights of which will terminate on the Company’s liquidation.

3.

The undersigned acknowledges and agrees that prior to entering into a definitive agreement for a Business Combination with a target business that is affiliated with the undersigned or any other Insiders of the Company or their affiliates, such transaction must be approved by a majority of the Company’s disinterested independent directors and the Company must obtain an opinion from an independent investment banking firm, which is a member of the Financial Industry Regulatory Authority, or an independent accounting firm that such Business Combination is fair to the Company’s unaffiliated stockholders from a financial point of view.

4.

Neither the undersigned nor any affiliate of the undersigned will be entitled to receive and will not accept any compensation or other cash payment from the Company prior to, or for services rendered in order to effectuate, the completion of the Business Combination; provided that the Company shall be allowed to make the payments set forth in the Registration Statement adjacent to the caption “Prospectus Summary—The Offering—Limited payments to insiders.”

5.

(a) The undersigned agrees not to Transfer the Founder Shares (or any shares of Common Stock issuable upon conversion thereof) (except to certain permitted transferees as described in the Registration Statement or herein) (the “Lockup”) until the earlier to occur of: (1) one year after the completion of the Company’s initial Business Combination or (2) subsequent to the Company’s initial Business Combination, (x) if the last reported sale price of Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s initial Business Combination or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

(b) Notwithstanding the provisions set forth in paragraphs 5(a) and 5(c), during the period commencing on the effective date of the Underwriting Agreement and ending 180 days after such date, the undersigned will not, without the prior written consent of the Representatives pursuant to the Underwriting Agreement, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, hedge or otherwise dispose of or agree to dispose of (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission (the “SEC”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and the rules and regulations of the SEC promulgated thereunder with respect to, any Units, shares of Common Stock, Founder Shares or Warrants or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock owned by it, him or her, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Units, shares of Common Stock, Founder Shares, Warrants or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock owned by it, him or her, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction, including the filing of a registration statement, specified in clause (i) or (ii). The provisions of this paragraph will not apply (i) to the transfer of Founder Shares to any independent director appointed or elected to the Company’s board of directors before or after the IPO or (ii) if the release or waiver is effected solely to permit a transfer not for consideration and, in each case the transferee has agreed in writing to be bound by the same terms described in this Letter Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

(c) The undersigned agrees not to Transfer any Private Placement Warrants (or shares of Common Stock issued or issuable upon the exercise of the Private Placement Warrants), until 30 days after the completion of the Company’s initial Business Combination.

(d) Notwithstanding the provisions set forth in paragraphs 5(a) and (c), Transfers by the undersigned of the Founder Shares, Private Placement Warrants and shares of Common Stock issued or issuable upon the exercise of the Private Placement Warrants or conversion of the Founder Shares are permitted (i) to the Company’s officers or directors, any affiliates or family members of any of the Company’s officers or directors, any members of the undersigned or their affiliates, any affiliates of the undersigned, or any employees of such affiliates; (ii) in the case of an individual, by gift to a member of the individual’s immediate family or to a trust, the beneficiary of which is a member of one of the individual’s immediate family, an affiliate of such person or to a charitable organization; (iii) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (iv) in the case of an individual, pursuant to a qualified domestic relations order; (v) by private sales or transfers made in connection with the completion of the Business Combination at prices no greater than the price at which the Founder Shares, Private Placement Warrants or shares of Common Stock, as applicable, were originally purchased; (vi) by virtue of the undersigned’s organizational documents upon liquidation or dissolution of the undersigned; (vii) to the Company for no value for cancellation in connection with the completion of the Business Combination; (viii) in the event of the Company’s liquidation prior to the completion of a Business Combination; or (ix) in the event of completion of a liquidation, merger, share exchange or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property subsequent to the completion of a Business Combination; provided, however, that in the case of clauses (i) through (vi) these permitted transferees must enter into a written agreement agreeing to be bound by the restrictions herein. For the avoidance of doubt, the transfers of Founder Shares, Private Placement Warrants and shares of Common Stock issued or issuable upon the exercise of the Private Placement Warrants or conversion of the Founder Shares shall be permitted regardless of whether a filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made with respect to such transfers.

6.

The Sponsor hereby agrees and acknowledges that: (i) the Underwriters and the Company would be irreparably injured in the event of a breach by the Sponsor of its obligations under paragraphs 1, 2, 3, 4, 5, 8, 9 and 10 of this Letter Agreement, (ii) monetary damages may not be an adequate remedy for such breach and (iii) the non-breaching party shall be entitled to seek injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

7.	The undersigned has full right and power, without violating any agreement by which it is bound, to enter into this Letter Agreement.

8.

To the extent that the Underwriters do not exercise their over-allotment option to purchase up to an additional 6,750,000 Units within 45 days from the date of the Prospectus (and as further described in the Prospectus), the Sponsor agrees to forfeit, at no cost, a number of Founder Shares in the aggregate equal to 1,687,000 multiplied by a fraction, (i) the numerator of which is 6,750,000 minus the number of Units purchased by the Underwriters upon the exercise of their over-allotment option, and (ii) the denominator of which is 6,750,000. The forfeiture will be adjusted to the extent that the over-allotment option is not exercised in full by the Underwriters so that the Initial Stockholders will own an aggregate of 20% of the Company’s issued and outstanding shares of Common Stock after the IPO (assuming the Initial Stockholders do not purchase any Units in the IPO).

9.

The undersigned hereby waives any right to exercise redemption rights with respect to any of the Company’s shares of Common Stock owned or to be owned by the undersigned, directly or indirectly, whether such shares be part of the Founder Shares or IPO Shares, and agrees not to seek redemption with respect to such shares (or sell such shares to the Company in any tender offer) in connection with any stockholder vote to approve (x) a Business Combination or (y) an amendment to the Charter that would affect the substance or timing of the Company’s obligation to allow redemption in connection with the Business Combination or to redeem 100% of the shares of Common Stock if the Company has not completed a Business Combination within 24 months from the closing of the IPO.

10.

The undersigned hereby agrees to not propose, or vote in favor of, an amendment to Section 9.2(d) of the Charter prior to the completion of a Business Combination unless the Company provides public stockholders with the opportunity to redeem their shares of Common Stock upon such approval in accordance with such Section 9.2(d) thereof.

11.

This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The undersigned hereby (i) agrees that any action, proceeding or claim against him arising out of or relating in any way to this Letter Agreement shall be brought and enforced in the courts of the State of New York of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive and (ii) waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

12.

As used herein, (i) a “Business Combination” shall mean a merger, stock exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities; (ii) “Insiders” shall mean all officers, directors and sponsors of the Company immediately prior to the IPO; (iii) “Founder Shares” shall mean all of the Class B common stock of the Company, par value $0.0001 per share, acquired by an Insider prior to the IPO; (iv) “IPO Shares” shall mean the shares of Common Stock issued in the Company’s IPO; (v) “Private Placement Warrants” shall mean the warrants that are being sold privately by the Company simultaneously with the consummation of the IPO; (vi) “Prospectus” shall mean the final prospectus relating to the IPO, in the form filed with the SEC; (vii) “Transfer” shall mean the (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the Commission promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b); (viii) “Trust Account” shall mean the trust account into which the net proceeds of the Company’s IPO and a portion of the proceeds from the sale of the Private Placement Warrants will be deposited; and (ix) “Registration Statement” means the Company’s registration statement on Form S-1 (SEC File No. 333-254119) filed with the SEC, as amended.

13.

This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

14.

The undersigned acknowledges and understands that the Underwriters and the Company will rely upon the agreements, representations and warranties set forth herein in proceeding with the IPO. Nothing contained herein shall be deemed to render any Underwriter a representative of, or a fiduciary with respect to, the Company, its stockholders or any creditor or vendor of the Company with respect to the subject matter hereof.

15.

This Letter Agreement shall be binding on the undersigned and such person’s respective successors, heirs, personal representatives and assigns. This Letter Agreement shall terminate on the earlier of (i) the completion of a Business Combination and (ii) the liquidation of the Company; provided, that such termination shall not relieve the undersigned from liability for any breach of this agreement prior to its termination. The parties hereto may not assign either this Letter Agreement or any of their rights, interests, or obligations hereunder without the prior written consent of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

[Signature Page Follows]

N2 ACQUISITION FOUNDER LLC

By:

Name:
Title:

Acknowledged and Agreed:

N2 ACQUISITION HOLDINGS CORP.

By:

Name:
Title: